Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Quarterly Report on Form 10-Q of GeoBio Energy, Inc. (the “Company”) for the period ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Laurence Shelver, as Chief Executive Officer and Clayton Shelver, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date February 17, 2012	By:	/s/Laurence Shelver
Laurence Shelver
Director, Chief Executive Officer

Date February 17, 2012	By:	s/Clayton Shelver
Clayton Shelver
Director, Chief Financial Officer

This certification accompanies each Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.